FIFTH AMENDMENT TO
                   CREDIT AGREEMENT AND WAIVER


          FIFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of January 8, 1998 (this "Fifth Amendment"), to the Credit Agreement dated as of September 29, 1995, as amended by the First Amendment dated as of October 27, 1995, the Second Amendment dated as of September 17, 1996, the Third Amendment
dated as of December 2, 1996 and the Fourth Amendment dated as of May     ,
1997 (the "Credit Agreement"), among Champion Enterprises, Inc. (the "Company"), Comerica Bank and The First National Bank of Chicago (the "Banks"), and Comerica Bank as agent for the Banks (in such capacity, the "Agent").

                   W I T N E S S E T H:

          WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement; and

          WHEREAS, the Company wishes to amend the Credit Agreement to increase the Maximum Commitment and to revise certain of the financial covenants; and

          WHEREAS, the Company has requested the Banks to waive any breach by the Company of Section 6.13 of the Credit Agreement for the period ending on September 29, 1998; and

          WHEREAS, two Guarantors have requested the Banks to release them from the Guaranty, and terminate the Guaranty as to them; and

          WHEREAS, the Banks and the Agent have agreed to amend the Credit Agreement, waive any such breach and release such Guarantors on the terms and subject to the conditions set forth below;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, it is hereby agreed as follows:


               ARTICLE I -- DEFINITIONS AND AMENDMENTS


          1.1 Defined Terms. Capitalized terms used herein which are defined in the Credit Agreement are used herein with such defined meanings.

          1.2 Amendment to Section 1. Section 1 of the Credit Agreement is amended by deleting the definitions of "Maximum Commitment" and "Percentage" and substituting therefor the following new definitions:

          "Maximum Commitment" shall mean One Hundred Twenty-Five Million Dollars ($125,000,000).

          "Percentage" shall mean sixty-four percent (64%) with respect to Comerica Bank and thirty-six percent (36%) with respect to The First National Bank of Chicago, as adjusted from time to time to account for assignments permitted by Section 12.8.

          1.3 Amendment to Section 6.11. Section 6.11 is amended to read in its entirety as follows:

         "6.11 Consolidated Funded Debt Ratio. Maintain, as of the last day of each fiscal quarter, a Consolidated Funded Debt Ratio of not more than 2.75 to 1."

           1.4 Amendment to Section 7.4(d). Section 7.4(d) is amended by deleting the figure "$3,000,000" where it appears therein and substituting therefor the figure "225,000,000".


          ARTICLE II - WAIVER; RELEASE OF TWO GUARANTORS

          2.1 Waiver. The Banks hereby waive any default by the Company under Section 6.13 (Consolidated Tangible Net Worth) of the Credit Agreement for the period from December 19, 1997 to (and including) September 29, 1998. Such waiver is given pursuant to Section 12.11 of the Credit Agreement. In particular, and without limitation, such waiver shall be strictly limited to its terms and shall not act as a waiver of or consent to any other transaction, default or Event of Default, whether related or unrelated to the foregoing.

           2.2 Release of Guarantors. The Banks hereby release Champion Motor Coach, Inc. and Builders Credit Corporation from all of their obligations under the Guaranty, and terminate the Guaranty as to them only.


       ARTICLE III -- REPRESENTATIONS AND WARRANTIES;
                      CONDITIONS PRECEDENT

           3.1 Representations; No Default. On and as of the date hereof and after giving effect to this Fifth Amendment, the Company hereby (a) confirms, reaffirms and restates the representations and warranties set forth in Section 5 of the Credit Agreement, except to the extent that such representations and warranties relate solely to an earlier date in which case the Company confirms, reaffirms and restates such representations and warranties for such early date, provided that the references to the Credit Agreement therein shall be deemed to be to the Credit Agreement as amended by this Fifth Amendment, and (b) represents that no Event of Default has occurred and is continuing.

          3.2 Effective Date. This Fifth Amendment shall become effective on the first date prior to February 1, 1998 upon which all of the following conditions shall have been satisfied:

          (a) the Agent shall have received counterparts of this Fifth Amendment, duly executed by the Company, the Agent and the Banks;

          (b) the Agent shall have received the Company's non-refundable loan origination fee in the amount of $38,500, to be distributed $24,640 to Comerica Bank and $13,860 to The First National Bank of Chicago;

          (c) the Agent shall have received a certified copy of resolutions of the Board of Directors of the Company authorizing the increase in the Maximum Commitment to $125,000,000 and approving the execution and delivery of this Fifth Amendment and new Revolving Credit Notes;

          (d) the Agent shall have received the opinion of John J. Collins, Jr., the Company's general counsel, in form and substance satisfactory to the Agent;

          (e) the Company shall have executed and delivered to the Agent, for the account of each Bank, new Revolving Credit Notes in the amount of each Bank's Percentage of the increased Maximum Commitment; and

          (f) no default or Event of Default shall have occurred and be continuing.


                 ARTICLE IV - MISCELLANEOUS

          4.1 Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          4.2 Expenses. The Company shall reimburse the Agent for all of its reasonable costs and expenses (including legal expenses) incurred in connection with the preparation, execution and delivery of this Fifth Amendment.

          4.3 Guarantors. Each Guarantor (other than Champion Motor Coach, Inc. and Builders Credit Corporation), by its execution of this Fifth Amendment, hereby consents to all transactions contemplated hereby and reaffirms and ratifies all of its obligations to the Agent and the Banks under the Guaranty.

          4.4 Counterparts. This Fifth Amendment may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed and delivered by their proper and duly authorized officers or other agents as of the date first above written.


                                   COMPANY:

                                   CHAMPION ENTERPRISES, INC.


                                   By:

                                   Its:



                                   AGENT AND BANKS:

                                   COMERICA BANK, as Agent and as
                     a Bank



                                   By:

                                    Its:



                                    THE FIRST NATIONAL BANK OF
                      CHICAGO


                                   By:

                                   Its:



                                   GUARANTORS:

                                   CHAMPION HOME BUILDERS CO.



                                   By:

                                   Its:



                                   MODULINE INTERNATIONAL, INC.


                                   By:

                                   Its:


                                   LAMPLIGHTER HOMES, INC.


                                   By:

                                   Its:



                                   DUTCH HOUSING, INC.


                                   By:

                                   Its:



                                   CHANDELEUR HOMES, INC.


                                   By:

                                   Its:



                                   CREST RIDGE HOMES, INC.

                                   By:

                                   Its:


                                   CHAMPION FINANCIAL CORPORATION

                                   By:

                                   Its:


                                   REDMAN INDUSTRIES, INC.

                                   By:

                                   Its: